Exhibit 10.9

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE BLUE SKY OR SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND BLUE SKY LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION, OR AN EXEMPTION FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH ACT OR LAWS.

POWERSAFE TECHNOLOGY CORP.

OPTION AGREEMENT

Section 1.                      Definitions.

Capitalized terms used herein shall have the meanings set forth below.

"Agreement" shall mean this Option Agreement.

"Committee" shall mean the Committee referred to in Section 3 of the Plan.

"Company" shall mean Powersafe Technology Corp., a Delaware corporation.

"Date of Grant" shall mean the date specified in the Notice of Option Grant.

"Disability" shall mean the inability of the Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, as determined in the sole discretion of the Committee.

"Grantee" or "Optionee” means the individual named in the Notice of Option Grant.

"Notice of Option Grant" means the Notice of Option Grant dated the date hereof granted to the Grantee.

"Permitted Transferees" shall mean a transfer (i) under a will or under the rules of intestate succession or (ii) to the Grantee's spouse, children or grandchildren or to a trust established by the Grantee for the benefit of the Grantee or the Grantee's spouse, children or grandchildren, provided in either case that the Permitted Transferee agrees in writing, on a form prescribed by the Committee, to be bound by all the provisions of this Agreement.

"Plan" shall mean the Powersafe Technology Corp. 2009 Stock Option Plan.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Shares" or "Stock" shall mean the Common Stock of the Company.

"Transfer" shall mean any direct or indirect sale, assignment, transfer, gift, pledge, encumbrance or other disposition.

"Transfer Notice" shall have the meaning set forth on Section 5.2 of this Agreement.

Section 2.          Grant of Option.

2.1                      Subject to the terms and conditions set forth in the Plan, the Notice of Option Grant and this Agreement, the Company hereby grants to the Grantee the option to purchase the amount of Shares indicated in the Notice of Option Grant.

2.2                      This option is granted pursuant to the Plan, a copy of which the Grantee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by reference.

Section 3.          Right to Exercise.

3.1                      Subject to the other provisions contained in this Agreement and the Notice of Option Grant, the option may be exercised at any time prior to its expiration date as set forth in the Notice of Option Grant.  The Grantee or the Grantee's authorized representative may exercise this option by giving written notice to the Company pursuant to Section 7.4.  The notice shall be signed by the person exercising this option and if the option is being exercised by the representative of the Grantee, the notice shall be accompanied by proof satisfactory to the Company of the representative's right to exercise this option.

3.2                      In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Grantee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all federal, state and local withholding requirements.  The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares issued in connection with exercising this option.

Section 6.           Representations and Warranties.

Recognizing that the Company will be relying on the information and on the representations and warranties set forth herein, the Grantee hereby acknowledges, represents and warrants to, and agrees with, the Company to the representations and warranties set forth below, which shall be true and correct as of the date hereof and upon each date that the Grantee exercises the option.

(a)                      I represent and warrant that I am acquiring and will hold the option and the Shares received upon exercise of such option for investment for my account only, and not with a view to, or for resale in connection with, any "distribution" of the option and the Shares within the meaning of the Securities Act.

(b)                      I understand that the option and the Shares have not been registered under the Securities Act or any state securities laws by reason of a specific exemption therefrom and that the option and the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or I obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required.

(c)                      I acknowledge that the Company is under no obligation to register the option or the Shares subject to the Option.

(d)                      I am aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. These conditions include (without limitation) that certain current public information about the issuer is available, that the resale occurs only after the holding period required by Rule 144 has been satisfied, that the sale occurs through an unsolicited "broker's transaction" and that the amount of securities being sold during any three-month period does not exceed specified limitations. I understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(e)                      I will not sell, transfer or otherwise dispose of the option and the Shares subject thereto in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act or any blue sky or state securities laws or regulations.

(f)                      I acknowledge that I have received and had access to such information as I consider necessary or appropriate for deciding whether to invest in the option and the Shares subject thereto and that I had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the option and the Shares subject thereto.

(g)                      I am aware that my investment in the Company is speculative and subject to the risk of complete loss.

(h)                      I acknowledge that the option and the Shares remain subject to the Company's Right of first refusal and may remain subject to the Company's Right of Repurchase, all in accordance with the applicable Notice of Stock Option Grant and Option Agreement.

(i)                       I acknowledge that I am acquiring the option and the Shares subject thereto to all the terms of the Plan, the Notice of Grant and this Agreement.

Section 7.         Miscellaneous.

7.1                      Except as specifically provided herein, this Agreement and the rights and obligations hereunder are not transferable or assignable by the Grantee.

7.2                    This Agreement and the rights, powers and duties set forth herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, legal representatives and permitted successors and assigns of the parties hereto.

7.3                      Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

7.4                      Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, nationally recognized overnight delivery service or by hand to (a) the Optionee at his or her address on the books of the Company, and (b) to the Company, to 1400 Coney Island Ave., Brooklyn, NY 11230 attention: Administrator. Any notice or other communications given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address, which shall be deemed given at the time of receipt thereof.

7.5                      This Agreement shall be deemed to have been made under, and shall be governed by, and construed in accordance with, the substantive laws of the State of Delaware (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

7.6                      This Agreement may be signed in counterparts and by facsimile, each of which shall be an original, and both of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the ______ day of ________, 2009.

THE COMPANY: POWERSAFE TECHNOLOGY CORP.

By.
Name:	Jack N. Mayer
Title:	President

THE GRANTEE:

POWERSAFE TECHNOLOGY CORP.
NOTICE OF OPTION GRANT

Powersafe Technology Corp. (the "Company") is pleased to advise you that pursuant to the attached Option Plan and Option Agreement you have been granted the following options to purchase shares of common stock of the Company:

Name of Grantee:
Number of Shares:
Date of Grant:
Exercise Price:	{INSERT $] per share
Expiration Date:

Vesting Schedule:

Restriction on Transferability:	The option and shares subject to the option can not be transferred, sold or otherwise assigned except____________________________________________________________________

By your signature and the signature of the Company, you and the Company agree that this option is granted under and governed by the terms and conditions of the Option Plan and the Option Agreement, both of which are attached to and made a part of this document.

GRANTEE:	POWERSAFE TECHNOLOGY CORP.

By.
Name:		Name: Jack N. Mayer
Title: President